UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report: January 28, 2013
(Date of earliest event reported)

Sterling Financial Corporation
(Exact name of Registrant as Specified in its Charter)

Washington	001-34696	91-1572822
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 North Wall Street, Spokane, Washington 99201
(Address of Principal Executive Offices and Zip Code)

(509) 458-3711
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

On January 28, 2013, Sterling Financial Corporation announced that its principal operating subsidiary, Sterling Savings Bank (“Sterling Bank”), had entered into a definitive agreement for the sale (the “Transaction”) of three of its branches to Bank of the Pacific (“BOP”), the principal operating subsidiary of Pacific Financial Corporation. The branches included in the Transaction are located in Astoria, Oregon, Seaside, Oregon and Aberdeen, Washington.

Under the terms of the agreement, BOP will pay Sterling a premium of approximately $1.2 million (2.77 percent of core in-market deposits) to acquire approximately $50 million of deposits, $6 million of performing loans, and certain other assets and liabilities. The Transaction is subject to regulatory approval and customary closing conditions, and is expected to be completed during the second quarter of 2013.

The full text of a press release announcing the Transaction issued on January 29, 2013 is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.    Exhibit Description

99.1    Sterling Financial Corporation press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING FINANCIAL CORPORATION
(Registrant)

January 29, 2013	By: /s/ Patrick J. Rusnak

Date	Patrick J. Rusnak
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.    Description

99.1    Sterling Financial Corporation press release.